Exhibit 10.8

SECURITIES TRANSFER AGREEMENT

This Securities Transfer Agreement is dated as of May 14, 2026 (this “Transfer Agreement”), by and among Patriot Acquisition Sponsor LLC, a Delaware limited liability company (the “Seller”), Patriot Acquisition Corp., a Cayman Islands exempted company (the “Company”), and the parties identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”).

WHEREAS, on the terms and subject to the conditions set forth in this Transfer Agreement, the Seller wishes to transfer to the Buyers class B ordinary shares, $0.0001 par value (“Class B Ordinary Shares”) of the Company, a newly-organized blank check company, or special purpose acquisition company, formed for the purpose of effecting a merger, consolidation capital stock exchange, share exchange, asset acquisition, share purchase, stock purchase, reorganization or similar business combination with one or more businesses, and the Buyers wish to purchase and receive such Insider Shares (as defined in Section 1) from the Seller.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Transfer Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Transfer of Insider Shares. Seller hereby agrees to transfer immediately following the effectiveness of the Registration Statement (as defined in Section 4) the aggregated amount of 400,000 Class B Ordinary Shares to the Buyers (collectively, the “Insider Shares”) as listed on the Schedule I attached hereto. The Buyers have agreed to pay the Seller an aggregate amount of approximately US$1,736, (the “Purchase Price”), in consideration of the transfer of the Insider Shares.

Section 2. Potential Forfeiture and Purchase of Insider Shares.

(a) In the event that the Company determines for any reason not to nominate, elect or appoint any Buyer as a member of the board of directors of the Company, or if any Buyer otherwise does not become a member of the board of directors of the Company for any reason, on or prior to the closing of the Public Offering (as defined in Section 4), such Buyer shall automatically forfeit all of the Insider Shares held by such Buyer, which Insider Shares shall automatically be transferred and returned to the Seller, and the Seller shall promptly return the applicable portion of the Purchase Price to such Buyer.

(b) The applicable Buyer shall take all actions as may be reasonably necessary to consummate any forfeiture or sale contemplated by this Section 2, including entering into agreements and delivering certificates and instruments and consents as may be deemed by Seller to be necessary or appropriate, and the applicable Buyer hereby grants to Seller and any representative designated by Seller without further action by such Buyer a limited irrevocable power of attorney to effect any forfeiture or transfer contemplated hereby on behalf of such Buyer, which power of attorney shall be deemed to be coupled with an interest.

Section 3. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Transfer Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 4. Investment Representations. Each Buyer represents and warrants, with respect to himself or herself only, as set forth herein. Such Buyer hereby acknowledges that an investment in the Insider Shares involves certain significant risks. Such Buyer has no need for liquidity in its investment in the Insider Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Such Buyer acknowledges and hereby agrees that the Insider Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on such Buyer (as described in the Company’s registration statement on Form S-1, as may be amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to a contemplated underwritten public offering by the Company (the “Public Offering”)). Such Buyer further understands and agrees that Buyer will be required to execute and deliver a letter agreement including, among other provisions, the foregoing transfer restrictions, as described in the Registration Statement, and that any certificates evidencing the Insider Shares bear a legend referring to such transfer restrictions.

The Insider Shares are being acquired solely for such Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and such Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Such Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Insider Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist such Buyer in evaluating the advisability of the purchase of the Insider Shares and an investment in the Company. Such Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. Such Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Act. In the event such Buyer does not join the Board of Directors of the Company upon the consummation of the Public Offering (whether and either at the election of the Company or such Buyer for any reason), then the Buyer shall promptly return the Insider Shares to the Company.

Section 5. Miscellaneous. This Transfer Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Transfer Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Transfer Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Transfer Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Transfer Agreement to be effective as of the date first set forth above.

SELLER:

PATRIOT ACQUISITION SPONSOR LLC

By:	/s/ Thomas Cestare
Name:	Thomas Cestare
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the undersigned have executed this Transfer Agreement to be effective as of the date first set forth above.

BUYERS:

/s/ James Barresi
Name:	James Barresi

/s/ Thomas Cestare
Name:	Thomas Cestare

/s/ Robert Jones
Name:	Robert Jones

/s/ Jack Kopnisky
Name:	Jack Kopnisky

/s/ Michael Taff
Name:	Michael Taff

/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.

IN WITNESS WHEREOF, the undersigned have executed this Transfer Agreement to be effective as of the date first set forth above.

COMPANY:

PATRIOT ACQUISITION CORP.

By:	/s/ Jack Kopnisky
Name:	Jack Kopnisky
Title:	Chief Executive Officer and Director

Schedule I

Name of Transferee	Number of Insider Shares	Purchase Price ($)
James Barresi	25,000	108.5
Robert Jones	25,000	108.5
Michael Taff	25,000	108.5
Joseph V. Topper, Jr.	25,000	108.5
Thomas Cestare	100,000	434
Jack Kopnisky	200,000	868
	Total: 100,000	Total: 1,736